EXHIBIT 99.1

PETROHAWK ENERGY CORPORATION’S PROVED RESERVES

MORE THAN DOUBLE TO 1.076 TCFE

Organic Finding and Development Costs of $1.65 per Mcfe,

Organic Reserve Replacement of 402%

HOUSTON, February 21, 2007 — Petrohawk Energy Corporation (“Petrohawk” or the “Company”) (NASDAQ: HAWK) today announced that its estimated proved oil and gas reserves as of December 31, 2006 increased from 437 billion cubic feet of natural gas equivalent (Bcfe) at year end 2005 to 1.076 trillion cubic feet of natural gas equivalent (Tcfe), as prepared by the independent reserve engineering firm Netherland, Sewell & Associates, Inc. and in accordance with SEC requirements. Petrohawk replaced 1,132% of its 2006 production from continuing operations, including 402% organically.

“Petrohawk’s drilling program has produced impressive organic growth results again this year. Having built an opportunity-rich portfolio through acquisitions and divestments, we continue our program that exploits, develops and extends our gas-weighted, long-lived properties, achieving high replacement ratios at attractive cost levels,” said Floyd C. Wilson, Chief Executive Officer.

The following table summarizes the changes in the Company’s estimated proved reserves during 2006 and includes calculations of estimated finding and development costs and reserve replacement:

Estimated Proved Reserves (Bcfe)
December 31, 2005	437

Discoveries, extensions and other additions	295
Purchases of properties	537
Production	(80)
Sales of properties	(80)
Revisions due to performance	1
Revisions due to price	(34)

December 31, 2006	1,076

2006 Organic Finding and Development Costs (per Mcfe)
Excluding price revisions	$1.65
Including price revisions	$1.86
2006 Organic Reserve Replacement	402%

2006 All Sources Finding and Development Costs (per Mcfe)
Excluding price revisions	$2.88
Including price revisions	$3.00
2006 All Sources Reserve Replacement	1,132%

Reserves to Production Ratio (years)	9.6

Petrohawk’s reported year end 2006 estimated proved reserves of 1.076 Tcfe consist of 889 billion cubic feet of natural gas and 31.2 million barrels of oil. The estimated proved reserves are 83% natural gas and are 63% proved developed. On a regional basis, 663 Bcfe of Petrohawk’s estimated proved reserves are located in the Mid-Continent, 204 Bcfe in the Gulf Coast and 209 Bcfe in the Permian Basin.

The Company’s estimated proved reserves at December 31, 2006 were computed using unescalated year-end 2006 NYMEX prices of $5.63 per Mmbtu of natural gas and $61.05 per barrel of oil, with adjustments for quality and basis differentials.

The following table provides details on non-acquisition related 2006 oil and gas capital expenditures (unaudited) for Petrohawk:

$ (millions)
Land and Seismic	38
Drilling and Completion	373
Facilities	17
Recompletions	50
Capitalized G&A	10

Total	488

Calculation of Finding and Development Costs and Reserve Replacement

Petrohawk’s organic reserve replacement of 402% was calculated by dividing the sum of total additions to estimated proved reserves excluding purchases of properties, 296 Bcfe, by estimated 2006 production from continuing operations of 73.6 Bcfe. Production from continuing operations is total estimated 2006 production of approximately 79.9 Bcfe less production of approximately 6.3 Bcfe from properties divested during the year.

The Company’s organic finding and development costs were calculated by dividing the sum of total unaudited exploration and development capital costs, $488 million, by the sum of total additions to estimated proved reserves excluding purchases of properties during 2006 of 296 Bcfe. Petrohawk’s finding and development costs include capital spent during the year for purchasing undeveloped leasehold and acquiring unproved properties.

Petrohawk’s all-sources reserve replacement of 1,132% was calculated by dividing the sum of total additions to estimated proved reserves, 833 Bcfe, by estimated 2006 production from continuing operations of 73.6 Bcfe.

The Company’s all-sources finding and development costs were calculated by dividing the sum of total unaudited exploration, development and acquisition capital costs, $2.4 billion, by the sum of total additions to estimated proved reserves during 2006 of 833 Bcfe. Acquisition costs used in this calculation totaled $1.9 billion and exclude costs associated with deferred tax liabilities related to tax basis step-up and asset retirement obligations.

Petrohawk’s reserve life index of 9.6 years was calculated by dividing estimated proved reserves at December 31, 2006 of 1.076 Tcfe by the annualized production based on the fourth quarter 2006 production from continuing operations estimated rate of 307 Mmcfe/d.

Petrohawk Energy Corporation is an independent energy company engaged in the acquisition, production, exploration and development of oil and gas, with properties concentrated in the Mid-Continent, Gulf Coast and Permian regions.

For more information contact Joan Dunlap, Vice President – Investor Relations, at (832) 204-2737 or jdunlap@petrohawk.com. For additional information about Petrohawk, please visit our website at www.petrohawk.com.

Additional Information for Investors

This press release contains forward-looking information regarding Petrohawk that is intended to be covered by the safe harbor “forward-looking statements” provided by of the Private Securities Litigation Reform Act of 1995, based on Petrohawk’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Petrohawk’s operations or financial results are included in Petrohawk’s other reports on file with the SEC. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Petrohawk does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.